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                                                                   Exhibit 10.29


                            STOCK OPTION AGREEMENT


     This STOCK OPTION AGREEMENT, dated as of August 26, 1998 (this "Agreement"), is made and entered into between Sterling Software, Inc., a Delaware corporation ("Parent"), and Cayenne Software, Inc., a Massachusetts corporation ("Company").

                                   RECITALS:

     A. Parent, Sterling Software (Southern), Inc., a Georgia corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Company will merge with and into Merger Sub on the terms and subject to the conditions set forth in the Merger Agreement. Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Merger Agreement.

     B. As a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has requested that Company agree, and Company has agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement and the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Grant of Option.  Company hereby grants to Parent an irrevocable
               ---------------
option (the "Option") to purchase up to 4,245,346 Common Shares or such other number of Common Shares (the "Option Shares") as equals 19.9% of the issued and outstanding Common Shares at the time of exercise of the Option (the "Option Shares"), on the terms and subject to the conditions set forth herein, at a purchase price of $0.375 per Option Share; provided, however, that in the event there shall be outstanding on the applicable Option Closing Date (as hereinafter defined) any Advances made to Company pursuant to Section 6.11 of the Merger Agreement, such purchase price per Option Share shall be reduced by an amount (rounded to the nearest one-tenth of a cent) equal to the quotient obtained by dividing (A) the aggregate amount of such outstanding Advances by (B) 21,333,398. The type and number of shares, securities or other property subject to the Option, and the purchase price therefor (the "Purchase Price"), shall be subject to adjustment as provided in Section 6.

          2.   Exercise of Option.  (a) Parent may exercise the Option, in whole
               ------------------
or in part, at any time or from time to time during the period (the "Option Period") from and after the occurrence of any event as a result of which the Merger Agreement is subject to being terminated pursuant to Section 8.1(a)(iv)
or 8.1(a)(v) thereof, through and including the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement pursuant to Section 8.1(a)(i), 8.1(a)(ii), 8.1(a)(iii) or 8.1(a)(vi) thereof, and (iii) the date that is one year after the termination of the Merger Agreement pursuant to
Section 8.1(a)(iv) or 8.1(a)(v) thereof.   Notwithstanding
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anything in this Agreement to the contrary, Parent shall be entitled to purchase all Option Shares in respect of which it shall have exercised the Option in accordance with the terms hereof prior to the expiration of the Option Period, and the expiration of the Option Period shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such expiration.

          (b) If Parent wishes to exercise the Option, it shall deliver to Company a written notice (an "Exercise Notice") to that effect which specifies
(i) the number of Option Shares to be purchased and (ii) a date (an "Option Closing Date") not earlier than three business days after the date such Exercise Notice is delivered for the consummation of the purchase and sale of such Option Shares (an "Option Closing"). If the Option Closing cannot be effected on the Option Closing Date specified in the Exercise Notice by reason of any applicable judgment, decree, order, law or regulation, or because any applicable waiting period under the HSR Act shall not have expired or been terminated, (i) Company shall promptly take all such actions as may be requested by Parent, and shall otherwise fully cooperate with Parent, to cause the elimination of all such impediments to the Option Closing and (ii) the Option Closing Date specified in the Exercise Notice shall be extended to the third business day following the elimination of all such impediments. The place of the Option Closing shall be at the offices of Jones, Day, Reavis & Pogue, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, and the time of the Option Closing shall be 10:00 a.m. (Central Time) on the Option Closing Date.

          3.   Payment and Delivery of Certificates.  (a) At any Option Closing,
               ------------------------------------
Parent shall pay to Company in immediately available funds by wire transfer to a bank account designated in writing by Company an amount equal to the product of the Purchase Price and the number of Option Shares to be purchased from Parent at such Option Closing.

          (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Company shall deliver to Parent a certificate or certificates representing the Option Shares to be purchased at such Option Closing registered in the name of Parent or a designee of Parent specified in the Exercise Notice. Company shall cause all Option Shares delivered to Parent at any Option Closing to be so delivered free and clear of all Liens.

          (c) Certificates for the Option Shares delivered at the Option Closing shall have typed or printed thereon a restrictive legend which shall read substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

The above legend shall be removed from any certificates representing Option Shares received by Parent by delivery of substitute certificates upon the second anniversary of the applicable Option Closing or upon (a) the earlier sale of such Option Shares (i) pursuant to an effective registration statement under the Securities Act or (ii) in conformity with the provisions of SEC Rule 144, or

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(b) the receipt by Company of an opinion of counsel in form and substance reasonably satisfactory to Company to the effect that such legend is no longer required for purposes of the Securities Act.

          4.   Representations and Warranties of Company.  The representations
               -----------------------------------------
and warranties of Company set forth in the Merger Agreement are incorporated herein by reference with the same force and effect as if such representations and warranties were set forth herein in their entirety. No amendment or termination of the Merger Agreement shall have any effect on the representations and warranties of Company incorporated herein by reference.

          5.   Representations and Warranties of Parent.  Parent hereby
               ----------------------------------------
represents and warrants to Company that:

          (a) Organization, Standing and Corporate Power.  Parent is a
              ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Authority; Noncontravention.  Parent has the requisite corporate
              ---------------------------
power and authority to enter into this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding agreement of Company, constitutes a valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Parent, as amended to the date of this Agreement,
(ii) subject to the governmental filings and other matters referred to in the next following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Parent is a party or by which Parent or any of its assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the next following sentence, contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of any of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act and (ii) any other consents, approvals, authorizations, filings or notices the failure to make or obtain which could not

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reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect on Parent.

          (c) Purchase Not for Distribution.  The Option and any Option Shares
              -----------------------------
or other securities to be acquired by Parent upon exercise of the Option are and will be acquired by Parent without a view to public distribution thereof otherwise than in compliance with the Securities Act and applicable state securities laws and neither the Option nor any Option Shares shall be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and in compliance with applicable state securities laws.

          6.   Adjustment upon Changes in Capitalization, Etc.  (a) In the event
               -----------------------------------------------
of any change in the Common Shares by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, extraordinary distribution or similar transaction, the type and number of shares, securities or other property subject to the Option, and the Purchase Price, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Parent will receive upon exercise of the Option the number and class of shares, securities or other property that Parent would have received and/or retained in respect of Common Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. The provisions of this Section 6(a) shall apply in a like manner to successive stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares and extraordinary distributions and similar transactions.

          (b) In the event that Company enters into an agreement (i) to consolidate with or merge into any person, other than Parent or one of its Subsidiaries, and Company will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Parent or one of its Subsidiaries, to consolidate with or merge into Company and Company will be the continuing or surviving corporation, but in connection with such consolidation or merger, the Common Shares outstanding immediately prior to the consummation of such consolidation or merger will be changed into or exchanged for stock or other securities of Company or any other person or cash or any other property, or the Common Shares outstanding immediately prior to the consummation of such consolidation or merger will, after such consolidation or merger, represent less than 50% of the outstanding voting securities of the continuing or surviving corporation, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (a "Substitute Option") with identical terms appropriately adjusted to acquire the number and class of shares, securities or other property that Parent would have received and/or retained in respect of Common Shares if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer or the record date therefor, as applicable. The provisions of this Section 6(b) shall apply in a like manner to successive agreements entered into by Company of the types described in the immediately preceding sentence.

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          7.   Registration Rights.  Company shall, if requested by Parent at
               -------------------
any time and from time to time within two years following any Option Closing, as expeditiously as possible prepare and file up to two registration statements under the Securities Act in order to permit the sale or other disposition of any or all Common Shares or other securities that have been acquired by or are issuable to Parent upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Parent (including, if requested by Parent, a "shelf" registration statement under SEC Rule 415 or any successor provision), and Company shall use its best efforts to qualify such Common Shares or other securities under any applicable state securities laws. Company shall use its best efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period, as may be reasonably necessary to effect such sale or other disposition (or, in the case of a shelf registration, until the second anniversary of the latest Option Closing). The obligations of Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 calendar days in the aggregate if the Board of Directors of Company shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Company. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, shall be at Company's expense, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Parent's counsel related thereto, and, in the case of an underwritten offering, Company shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten offerings or as such underwriters may reasonably require. Parent shall provide all information reasonably requested by Company for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Company effects a registration under the Securities Act of Common Shares or other securities for its own account or for any other stockholders of Company (other than on Form S-4 or Form S-8, or any successor form), it shall allow Parent the right to participate in such registration; provided, however, that such participation shall not affect the obligation of Company to effect demand registration statements for Parent under this Section 7; and provided further, that, if the managing underwriters of such offering advise Company in writing that in their opinion the number of Common Shares or other securities requested to be included in such registration exceeds the number which can be sold in such offering, Company shall include the Common Shares or other securities requested to be included therein by Parent pro rata with the Common Shares or other securities intended to be included therein by Company and/or any other stockholders of Company. In connection with any registration pursuant to this
Section 7, Company and Parent shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

          8.   Listing.  At any time after the date hereof, if Common Shares or
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other securities issuable upon exercise of the Option are then authorized to be quoted on The Nasdaq National Market of The Nasdaq Stock Market ("NASDAQ National Market") (or any other national securities quotation system or any national securities exchange), Company, upon the request of Parent, shall promptly file an application to authorize to be quoted, subject to official

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notice of issuance, the Common Shares or other securities issuable upon exercise of the Option on the NASDAQ National Market (and any other such national securities quotation system or other such national securities exchange) and shall use reasonable efforts to obtain approval of such authorization for quotation as promptly as practicable.

          9.   Notification of Record Dates.  Company shall give Parent at least
               ----------------------------
10 days' prior written notice before setting the record date for determining the holders of record of Common Shares entitled to notice of, or to vote on, any matter, to receive any dividend or distribution or to participate in any rights offering or other transaction, or to receive any other benefit or right, with respect to Common Shares.

          10.  Further Assurances; Remedies.  Company shall execute and deliver
               ----------------------------
such other documents and instruments and take such further actions as may be necessary or appropriate or as Parent may reasonably request in order to ensure that Parent receives the full benefits of this Agreement. Company shall refrain from taking any action which would have the effect of preventing or disabling Company from delivering the Common Shares to Parent upon any exercise of the Option, or from otherwise performing its obligations under this Agreement.

          11.  Certain Repurchases.  (a) At the request of Parent at any time
               -------------------
during the Option Period, Company (or any successor entity thereof) shall repurchase from Parent the Option, or any portion thereof, for a price equal to the amount by which the Market/Tender Offer Price for Common Shares as of the date Parent gives notice of its intent to exercise its rights under this Section 11 exceeds the Purchase Price, multiplied by the number of Common Shares purchasable pursuant to the Option (or the portion thereof with respect to which Parent is exercising its rights under this Section 11). For purposes of this Agreement, the term "Market/Tender Offer Price" means the greater of (i) the highest price per Common Share paid as of the date Parent gives notice of its intent to exercise its rights under this Section 11 pursuant to any tender or exchange offer or other Acquisition Proposal and (ii) the average of the closing sale prices per Common Share on the principal securities exchange or quotation system for Common Shares for the ten trading days immediately preceding such date.

          (b) In the event Parent exercises its rights under this Section 11, Company shall, within 10 business days thereafter, pay the required amount to Parent in immediately available funds.

          12.  Miscellaneous.
               -------------

          (a) Fees and Expenses.  Except to the extent otherwise provided in
              -----------------
Section 7, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

          (b) Amendment.  This Agreement may not be amended except by an
              ---------
instrument in writing signed on behalf of each of the parties hereto.

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          (c) Extension; Waiver.  Any agreement on the part of a party to waive
              -----------------
any provision of this Agreement, or to extend the time for any performance hereunder, shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          (d) Entire Agreement; No Third-Party Beneficiaries.  This Agreement
              ----------------------------------------------
constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties any rights or remedies.

          (e) Governing Law.  This Agreement shall be governed by, and construed
              -------------
in accordance with, the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          (f) Notices.  All notices, requests, claims, demands and other
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communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Company to:

               Cayenne Software, Inc.
               14 Crosby Drive
               Bedford, Massachusetts 01730
               Attention: Frederick H. Phillips
               Telecopy: (781) 280-6018

          with a copy (which shall not constitute notice) to:

               Ropes & Gray
               One International Place
               Boston, Massachusetts 02110
               Attention:  Peter H. Dodson, Esq.
               Telecopy:  (617) 951-7050

          If to Parent to:

               Sterling Software, Inc.
               300 Crescent Court
               Suite 1200
               Dallas, Texas 75201
               Attention:  Don J. McDermett, Jr.
               Telecopy:  (214) 981-1265

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          with a copy (which shall not constitute notice) to:

               Jones, Day, Reavis & Pogue
               2300 Trammell Crow Center
               2001 Ross Avenue
               Dallas, Texas  75201
               Attention:  Mark E. Betzen, Esq.
               Telecopy:  (214) 969-5100

          (g) Assignment.  Neither this Agreement nor any of the rights,
              ----------
interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Company without the prior written consent of Parent, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests, or obligations of Parent hereunder, may be assigned or delegated in whole or in part by Parent without the consent of or any action by Company upon notice by Parent to Company as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          (h) Further Assurances.  In the event of any exercise of the Option by
              ------------------
Parent, Company and Parent shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for herein in relation to such exercise.

          (i) Enforcement. Irreparable damage would occur in the event that any
              -----------
of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the personal jurisdiction of any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,
(ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts.

          (j) Severability.  Whenever possible, each provision or portion of any
              ------------
provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any

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provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (k) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.


                            [signature page follows]

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     IN WITNESS WHEREOF, Parent and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.


                    STERLING SOFTWARE, INC.


                    By: /s/ Don J. McDermett, Jr.
                        -------------------------------
                        Don J. McDermett, Jr.
                        Senior Vice President and General Counsel


                    CAYENNE SOFTWARE, INC.


                    By: /s/ John J. Alexander
                        -------------------------------
                        John J. Alexander
                        President and Chief Executive Officer

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